UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 27, 2023

Chico’s FAS, Inc.

(Exact Name of Registrant as Specified in its Charter)

Florida	001-16435	59-2389435
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11215 Metro Parkway, Fort Myers FL	33966
(Address of Principal Executive Offices)	(Zip code)

(239) 277-6200

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.01 Per Share	CHS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On September 27, 2023, Chico’s FAS, Inc., a Florida corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Daphne Parent LLC, a Delaware limited liability company (“Parent”), and Daphne Merger Sub, Inc., a Florida corporation and wholly-owned subsidiary of Parent (“Merger Sub” and together with Parent, the “Buyer Parties”), providing for the merger of Merger Sub with and into the Company, with the Company continuing as the surviving corporation and becoming a wholly-owned subsidiary of Parent (the “Merger”). Capitalized terms used herein but not otherwise defined have the meaning set forth in the Merger Agreement.

At the effective time of the Merger (the “Effective Time”):

(i)	each share of common stock, par value $0.01 per share, of the Company (the “Company Common Stock”) that is outstanding as of immediately prior to the Effective Time (other than shares of Company Common Stock that are (A) held by the Company and its Subsidiaries; (B) owned by the Buyer Parties; or (C) owned by any direct or indirect wholly-owned Subsidiary of the Buyer Parties, in each case, as of immediately prior to the Effective Time (the “Owned Company Shares”) and Company Common Stock subject to Company RSAs (as defined below)) will be cancelled and extinguished and automatically converted into the right to receive cash in an amount equal to $7.60 per share, without interest thereon (the “Per Share Price”); and
(ii)	each Owned Company Share will be cancelled and extinguished without any conversion thereof or consideration paid therefor.

The Merger Agreement also provides that, at the Effective Time, by virtue of the Merger:

(i)	each award of restricted stock granted under the Company’s Amended and Restated 2020 Omnibus Incentive Plan (the “Equity Plan”, and each such award, a “Company RSA”), whether vested or unvested, that is outstanding as of immediately prior to the Effective Time will be fully vested, cancelled and automatically converted into the right to receive an amount in cash equal to the product of (A) the aggregate number of shares of Company Common Stock subject to such Company RSA, multiplied by (B) the Per Share Price, subject to any required withholding of Taxes;
(ii)	each award of time-vesting restricted stock units granted under the Equity Plan (each, a “Company RSU Award”), whether vested or unvested, that is outstanding as of immediately prior to the Effective Time will be fully vested, cancelled and automatically converted into the right to receive an amount in cash equal to the product of (A) the aggregate number of shares of Company Common Stock subject to such Company RSU Award, multiplied by (B) the Per Share Price, subject to any required withholding of Taxes; and
(iii)	each award of performance-vesting restricted stock units granted under the Equity Plan (each, a “Company PSU Award”), whether vested or unvested, that is outstanding as of immediately prior to the Effective Time will be fully time-vested, cancelled and automatically converted into the right to receive an amount in cash equal to the product of (A) the aggregate number of shares of Company Common Stock earned with respect to each Company PSU Award (determined based on (x) for each completed fiscal year during the performance period applicable to such Company PSU Award that ends at least one month prior to the Effective Time, actual performance as determined in accordance with the applicable award agreement, and (y) for each fiscal year during the performance period applicable to the Company PSU Award that does not end at least one month prior to the Effective Time, target performance for such fiscal year), multiplied by (B) the Per Share Price, subject to any required withholding of Taxes.

If the Merger is consummated, the Company Common Stock will be delisted from New York Stock Exchange as promptly as practicable following the Effective Time and deregistered under the Securities Exchange Act of 1934, as amended, as promptly as practicable after such delisting.

Conditions to the Merger

Consummation of the Merger is subject to certain conditions set forth in the Merger Agreement, including, but not limited to, the: (i) affirmative vote of the holders of a majority of all of the outstanding shares of Company Common Stock to adopt the Merger Agreement; (ii) expiration or termination of any waiting periods applicable to the consummation of the Merger under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”); (iii) absence of any law or order restraining, enjoining or otherwise prohibiting the Merger; and (iv) the absence of a Company Material Adverse Effect following the date of the Merger Agreement.

Go-Shop Period and No-Shop Period

From the execution of the Merger Agreement until 11:59 p.m., Eastern time, on October 27, 2023 (the “No-Shop Period Start Date”), the Company and its Representatives have the right to:

(i)	solicit, initiate, propose, encourage or facilitate, any proposal or inquiry that constitutes, or could reasonably be expected to lead to, an Acquisition Proposal;
(ii)	furnish to any Person (and its representatives and financing sources), subject to the terms and obligation of an Acceptable Confidentiality Agreement, any non-public information relating to the Company Group with the intent to induce the making, submission or announcement of, or to encourage or facilitate, any proposal or inquiry that constitutes, or could reasonably be expected to lead to, an Acquisition Proposal or any inquiries or the making of any proposal that could reasonably be expected to lead to an Acquisition Proposal; and
(iii)	participate or engage in discussions or negotiations with any such Person (and such representatives and financing sources) with respect to an Acquisition Proposal or potential Acquisition Proposal.

From the No-Shop Period Start Date until the earlier to occur of the termination of the Merger Agreement and the Effective Time, the Company will be subject to customary “no-shop” restrictions on its ability to solicit, encourage or facilitate alternative Acquisition Proposals from third parties and to provide non-public information to, and participate or engage in discussions or negotiations with, third parties regarding any alternative Acquisition Proposals, subject to a customary “fiduciary out” provision that allows the Company, under certain specified circumstances, to provide non-public information to, and participate or engage in discussions or negotiations with, third parties with respect to an Acquisition Proposal if the Company Board determines in good faith (after consultation with its financial advisor and outside legal counsel) that such alternative Acquisition Proposal constitutes a Superior Proposal or is reasonably likely to lead to a Superior Proposal, and (after consultation with its financial advisor and outside legal counsel) the failure to take such actions would be reasonably likely to be inconsistent with its fiduciary duties pursuant to applicable law.

Termination and Fees

The Merger Agreement contains certain termination rights for the Company, on the one hand, and the Buyer Parties, on the other hand. Upon termination of the Merger Agreement under specified circumstances, including, but not limited to, the Company terminating the Merger Agreement to enter into an Alternative Acquisition Agreement with respect to a Superior Proposal or Parent terminating the Merger Agreement due to a Company Board Recommendation Change, in each case pursuant to and in accordance with the “fiduciary out” provisions of the Merger Agreement, the Company will be required to pay Parent a termination fee of $29,956,324 (which may be reduced to $14,978,162 in certain circumstances if such termination occurs prior to the No-Shop Period Start Date). The $29,956,324 termination fee will also be payable by the Company if the Merger Agreement is terminated under certain circumstances and prior to such termination, an Acquisition Proposal for an Acquisition Transaction is publicly announced or disclosed and any Acquisition Transaction is consummated or the Company enters into an agreement providing for the consummation of any Acquisition Transaction within one year of the termination. In addition to the foregoing termination rights, and subject to certain limitations, the Company or Parent may terminate the Merger Agreement if the Merger is not consummated by September 27, 2024. In addition, in connection with a termination of the Merger Agreement under specified circumstances relating to the failure to obtain antitrust clearances for the Merger or the prohibition of the Merger under antitrust laws, Parent may be required to pay the Company a termination fee of $39,941,765.

Other Terms of the Merger Agreement

The Company also made customary representations and warranties in the Merger Agreement and agreed to customary covenants regarding the operation of the business of the Company and its Subsidiaries prior to the consummation of the Merger. The Merger Agreement also provides that the Company, on the one hand, or the Buyer Parties, on the other hand, may specifically enforce the obligations under the Merger Agreement, including the obligation to consummate the Merger if the conditions set forth in the Merger Agreement are satisfied. The Buyer Parties’ liability for monetary damages for breaches of the Merger Agreement are capped at $69,898,089, and the Company’s liability for monetary damages for breaches of the Merger Agreement are capped at $29,956,324.

The foregoing description of the Merger Agreement and the transactions contemplated thereby does not purport to be complete, and is subject to, and qualified in its entirety by reference to, the full text of the Merger Agreement, which is attached as Exhibit 2.1 and is incorporated by reference herein. The Merger Agreement has been included to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company, Parent, Merger Sub or their respective Subsidiaries or Affiliates. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of the Merger Agreement as of the specific dates therein, were solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk among the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties thereto or any of their respective Subsidiaries or Affiliates. Moreover, information concerning the subject matter of representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be reflected in the Company’s public disclosures. The Merger Agreement should not be read alone, but should instead be read in conjunction with the other information regarding the Company, Parent and Merger Sub and the transactions contemplated by the Merger Agreement that will be contained in or attached as an annex to the proxy statement that the Company will file in connection with the transactions contemplated by the Merger Agreement, as well as in the other filings that the Company will make with the U.S. Securities and Exchange Commission.

Financing

Also on September 27, 2023, in connection with the execution of the Merger Agreement, Sycamore Partners III, L.P., a Cayman Islands exempted limited partnership, and Sycamore Partners III-A, L.P., a Cayman Islands exempted limited partnership, delivered to Parent an Equity Commitment Letter pursuant to which Sycamore Partners III, L.P. and Sycamore Partners III-A, L.P. have committed to invest in Parent, directly or indirectly, the cash amounts set forth therein for the purpose of funding, among other items, the full amount of the aggregate consideration to be paid to the Company’s shareholders in connection with the Merger and all payments in respect of Company RSAs, Company RSU Awards and Company PSU Awards, on the terms and subject to the conditions set forth therein. The Company is an express third party beneficiary of the Equity Commitment Letter and is entitled to specifically enforce the obligations of Sycamore Partners III, L.P. and Sycamore Partners III-A, L.P. on the terms and subject to the conditions set forth therein.

Guarantee

On September 27, 2023, in connection with the execution of the Merger Agreement, Sycamore Partners III, L.P. and Sycamore Partners III-A, L.P. delivered to Parent a Limited Guarantee, in favor of the Company and pursuant to which, on the terms and subject to the conditions contained therein, Sycamore Partners III, L.P. and Sycamore Partners III-A, L.P. are guaranteeing certain obligations of the Buyer Parties in connection with the Merger Agreement.

Parent and the Company expect to close the Merger by the end of the first calendar quarter of 2024.

Item 7.01.	Regulation FD Disclosure.

On September 28, 2023, the Company issued a press release announcing that the parties entered into the Merger Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information provided pursuant to this Item 7.01, including Exhibit 99.1 in Item 9.01, is “furnished” and shall not be deemed to be “filed” with the SEC or incorporated by reference in any filing under the Exchange Act or the Securities Act, except as shall be expressly set forth by specific reference in any such filings.

Cautionary Statement Regarding Forward-Looking Statements

This communication includes certain disclosures which contain “forward-looking statements” within the meaning of the federal securities laws, including but not limited to those statements related to the Merger, including financial estimates and statements as to the expected timing, completion and effects of the Merger. In most cases, words or phrases such as “anticipates,” “believes,” “confident,” “could,” “estimates,” “expects,” “intends,” “target,” “potential,” “may,” “will,” “might,” “plans,” “path,” “should,” “approximately,” “our planning assumptions,” “forecast”, “outlook” and variations or the negative of these terms and similar expressions identify forward-looking statements. These forward-looking statements, including statements regarding the Merger, are based largely on information currently available to our management and our management’s current expectations and assumptions and are subject to various risks and uncertainties that could cause actual results to differ materially from historical results or those expressed or implied by such forward-looking statements. Although we believe our expectations are based on reasonable estimates and assumptions, they are not guarantees of performance. There is no assurance that our expectations will occur or that our estimates or assumptions will be correct, and we caution investors and all others not to place undue reliance on such forward-looking statements.

Important factors, risks and uncertainties that could cause actual results to differ materially from such plans, estimates or expectations include but are not limited to: (i) the completion of the Merger on the anticipated terms and timing, including obtaining required shareholder and regulatory approvals, and the satisfaction of other conditions to the completion of the Merger; (ii) potential litigation relating to the Merger that could be instituted against the Company or its directors, managers or officers, including the effects of any outcomes related thereto; (iii) the risk that disruptions from the Merger will harm the Company’s business, including current plans and operations, including during the pendency of the Merger; (iv) the ability of the Company to retain and hire key personnel; (v) the diversion of management’s time and attention from ordinary course business operations to completion of the proposed transaction and integration matters; (vi) potential adverse reactions or changes to business relationships resulting from the announcement or completion of the Merger; (vii) legislative, regulatory and economic developments; (viii) potential business uncertainty, including changes to existing business relationships, during the pendency of the Merger that could affect the Company’s financial performance; (ix) certain restrictions during the pendency of the Merger that may impact the Company’s ability to pursue certain business opportunities or strategic transactions; (x) unpredictability and severity of catastrophic events, including but not limited to acts of terrorism, outbreaks of war or hostilities or the COVID-19 pandemic, as well as management’s response to any of the aforementioned factors; (xi) the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger, including in circumstances requiring the Company to pay a termination fee; (xii) those risks and uncertainties set forth under the headings “Forward Looking Statements” and “Risk Factors” in the Company’s most recent Annual Report on Form 10-K, as such risk factors may be amended, supplemented or superseded from time to time by other reports filed by the Company with the Securities and Exchange Commission (the “SEC”) from time to time, which are available via the SEC’s website at www.sec.gov; and (xiii) those risks that will be described in the proxy statement that will be filed with the SEC and available from the sources indicated below.

These risks, as well as other risks associated with the Merger, will be more fully discussed in the proxy statement that will be filed with the SEC in connection with the Merger. There can be no assurance that the Merger will be completed, or if it is completed, that it will close within the anticipated time period. These factors should not be construed as exhaustive and should be read in conjunction with the other forward-looking statements. The forward-looking statements relate only to events as of the date on which the statements are made. The Company does not undertake any obligation to publicly update or review any forward-looking statement except as required by law, whether as a result of new information, future developments or otherwise. If one or more of these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, our actual results may vary materially from what we may have expressed or implied by these forward-looking statements. We caution that you should not place undue reliance on any of our forward-looking statements. You should specifically consider the factors identified in this communication that could cause actual results to differ. Furthermore, new risks and uncertainties arise from time to time, and it is impossible for us to predict those events or how they may affect the Company.

Important Additional Information and Where to Find It

This communication is being made in connection with the Merger. In connection with the Merger, the Company plans to file a proxy statement and certain other documents regarding the Merger with the SEC. The definitive proxy statement (if and when available) will be mailed to shareholders of the Company. This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities. BEFORE MAKING ANY VOTING OR INVESTMENT DECISION, SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT THAT WILL BE FILED WITH THE SEC (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT ARE FILED OR WILL BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE MERGER. Shareholders will be able to obtain, free of charge, copies of such documents filed by the Company when filed with the SEC in connection with the Merger at the SEC’s website (http://www.sec.gov). In addition, the Company’s shareholders will be able to obtain, free of charge, copies of such documents filed by the Company at the Company’s website (https://chicosfas.com/investors). Alternatively, these documents, when available, can be obtained free of charge from the Company upon written request to the Company at 11215 Metro Parkway, Fort Myers, Florida 33966.

Participants in the Solicitation

The Company and its directors, executive officers and certain other employees may be deemed to be participants in the solicitation of proxies from shareholders of the Company in connection with the Merger. Information about the Company’s directors and executive officers is set forth in the Company’s proxy statement for its 2023 Annual Meeting of Shareholders, which was filed with the SEC on May 5, 2023. These documents are available free of charge at the SEC’s web site at www.sec.gov and from the Company’s website (https://chicosfas.com/investors). Additional information regarding the identity of the participants, and their respective direct and indirect interests in the Merger, by security holdings or otherwise, will be set forth in the proxy statement and other relevant materials to be filed with the SEC in connection with the Merger (if and when they become available). You may obtain free copies of these documents using the sources indicated above.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of September 27, 2023, by and among Daphne Parent LLC, Daphne Merger Sub, Inc. and Chico’s FAS, Inc.*
99.1	Press Release, dated as of September 28, 2023, issued by Chico’s FAS, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	The schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of such schedules and exhibits, or any section thereof, to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CHICO’S FAS, INC.

Date: September 28, 2023	By:	/s/ Molly Langenstein
		Name:	Molly Langenstein
		Title:	Chief Executive Officer